EXHIBIT 99.1

ENDRA Life Sciences Submits De Novo Request for its TAEUS® System Liver Fat Application to the U.S. FDA

Announces Positive Topline Data from Clinical Studies Comparing TAEUS with MRI-PDFF

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ANN ARBOR, Mich. (August 14, 2023) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of imaging technologies and Thermo Acoustic Enhanced UltraSound (TAEUS®), announces the submission of a De Novo request to the U.S. Food and Drug Administration (FDA) for the TAEUS system.  The TAEUS system is ENDRA’s proprietary device that is intended to offer clinicians a tool for the non-invasive assessment of fatty liver tissue, as an aid in the management of patients with Non-Alcoholic Fatty Liver Disease (NAFLD).

The submission included patient scans from established clinical study sites comparing TAEUS liver fat fraction estimates to MRI-PDFF (Magnetic Resonance Imaging Proton Density Fat Fraction), which is the gold standard for clinical measurement of liver fat fraction. The study data yielded a sensitivity of 90%. TAEUS estimates of liver fat fraction were strongly correlated to MRI-PDFF scores with a Pearson correlation coefficient of r=0.78.

“The submission of the De Novo request for our TAEUS system is a significant milestone for ENDRA as it includes additional confirmatory data from our current clinical study sites that are consistent with the results from our initial human feasibility study. We are thrilled to file this request and believe the De Novo process holds potential to set the bar for an entirely new product classification by showcasing TAEUS’ capabilities as being novel and powerful,” stated ENDRA's Chairman and Chief Executive Officer Francois Michelon. "We believe our submission is robust and we look forward to working with the FDA as they proceed with their review. TAEUS has the potential to fulfill an unmet need as a non-invasive, point-of-care tool for the assessment of fatty liver disease, which affects more than one billion people globally, and to do so at one-50th the cost of an MRI.”

ENDRA management will discuss this De Novo submission and provide a general business update during the company’s previously scheduled second quarter financial results conference call, being held today at 4:30 p.m. Eastern time.

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About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with over 500,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and inflammation (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of our development efforts, including the timing for receipt of required regulatory approvals and product launches; future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; ENDRA’s ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; and ENDRA’s ability to protect its intellectual property. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

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Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

YBriggs@lhai.com

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